Exhibit 31.3

CERTIFICATION

I, Bruce D. Smith, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q/A, Amendment No. 1, for the period ended May 5, 2018 of Citi Trends, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 15, 2019

/s/ Bruce D. Smith
Bruce D. Smith
President and Chief Executive Officer
(Principal Executive Officer)